                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 70 to Registration Statement No. 2-11466 of Century Shares Trust of our report dated January 17, 1997, appearing in the Statement of Additional Information and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Boston, Massachusetts
April 28, 1997